Exhibit 99

NEWS

ANADARKO ANNOUNCES THIRD-QUARTER 2013 RESULTS

HOUSTON, Nov. 4, 2013 - Anadarko Petroleum Corporation (NYSE: APC) today announced third-quarter 2013 net income attributable to common stockholders of $182 million, or $0.36 per share (diluted). These results include certain items typically excluded by the investment community in published estimates. In total, these items decreased net income by approximately $389 million, or $0.77 per share (diluted), on an after-tax basis.(1) Cash flow from operating activities in the third quarter of 2013 was approximately $1.779 billion, and discretionary cash flow totaled $2.020 billion.(2)

THIRD-QUARTER 2013 HIGHLIGHTS

•	Announced $2.64 billion transaction for the sale of a 10-percent working interest in Mozambique’s Offshore Area 1

•	Achieved record U.S. onshore sales volumes of approximately 590,000 barrels of oil equivalent (BOE) per day

•	Delivered 30,000-BOE-per-day growth in the Wattenberg horizontal program, more than doubling year-over-year sales volumes

•	Reached project milestones with the installation of the Lucius spar in the Gulf of Mexico and the initiation of oil production from the second El Merk train in Algeria

•	Increased activity in the Delaware Basin Wolfcamp play in West Texas

“We continue to demonstrate our commitment to value acceleration and portfolio management,” said Al Walker, Anadarko Chairman, President and CEO. “During the third quarter, we announced the $2.64 billion monetization of a portion of our working interest in Mozambique, and more recently, announced a strategic acreage exchange in the Wattenberg field that is expected to enhance our operating efficiencies and concentrate our core acreage position near our operated infrastructure. In addition, we expanded our ownership position in the emerging Shenandoah Basin of the deepwater Gulf of Mexico by more than doubling our working interest in the Coronado discovery. We also ramped up Wolfcamp activity in West Texas, which continued to deliver high liquids yields and strong initial production rates.”

OPERATIONS REPORT
For details on Anadarko’s operations and exploration program, please refer to the comprehensive report on third-quarter 2013 activity. The report is available at www.anadarko.com.

OPERATIONS SUMMARY
During the third quarter, Anadarko increased U.S. onshore sales volumes by approximately 61,000 BOE per day over the third quarter of 2012, which includes an approximate 16-percent increase in liquids volumes. The Wattenberg horizontal program, where Anadarko more than doubled sales volumes over the third quarter of 2012, was a significant contributor to this growth. The company also achieved substantial growth in the Eagleford Shale in South Texas and the liquids-rich East Texas horizontal development.
Anadarko also increased activity in the Wolfcamp play in the Delaware Basin of West Texas during the quarter, currently running six operated rigs, compared to none in the third quarter of 2012. Wolfcamp results have been very encouraging with six wells now on production. Each well has demonstrated initial production rates of between 1,000 and 1,600 BOE per day of gross processed production with oil comprising more than 70 percent of the product mix.

MEGA-PROJECT SUMMARY
Anadarko installed the 80,000-barrels-of-oil-per-day (BOPD) Lucius spar on location in the deepwater Gulf of Mexico in August. The company initiated well-completion activities at Lucius during the quarter, and the project remains on schedule, with first oil production expected during the second half of 2014. Leveraging a design-one, build-two strategy, Anadarko progressed construction on the hull of the 80,000-BOPD Heidelberg spar, which is now nearly 50-percent complete. Heidelberg remains on schedule for initial oil production anticipated in 2016.
In Algeria, Anadarko and its partners achieved initial oil production from the second El Merk train and continued to advance the third facility, which is on schedule to commence production during the fourth quarter of 2013.

EXPLORATION SUMMARY
Anadarko drilled two successful appraisal wells in Mozambique during the third quarter. The Golfinho-5 and Golfinho-6 wells encountered approximately 330 net feet and approximately 240 net feet of natural gas pay, respectively. Both wells appear to be in static communication with the rest of the Golfinho field. The Golfinho appraisal program is expected to be completed this year.
In the Gulf of Mexico, Anadarko enhanced its working interest in the Shenandoah Basin by increasing its stake in the Coronado discovery from 15 to 35 percent. Anadarko will assume operatorship of Coronado after the next appraisal well is drilled.

CONFERENCE CALL TOMORROW AT 8 A.M. CST, 9 A.M. EST
Anadarko will host a conference call on Tuesday, Nov. 5, 2013, at 8 a.m. Central Standard Time (9 a.m. Eastern Standard Time) to discuss third-quarter results, current operations and the company’s outlook for the remainder of 2013. The dial-in number is 855.812.0464 in the United States, or 970.300.2271 internationally. The confirmation number is 75022312. For complete instructions on how to participate in the conference call, or to listen to the live audio webcast and slide presentation, please visit www.anadarko.com. A replay of the call will be available on the website for approximately 30 days following the conference call.

FINANCIAL DATA
Eight pages of summary financial data follow, including current hedge positions and updated financial and production guidance.

(1) See the accompanying table for details of certain items affecting comparability.

(2) See the accompanying table for a reconciliation of GAAP to non-GAAP financial measures and a statement indicating why management believes the non-GAAP financial measures provide useful information for investors.

Anadarko Petroleum Corporation’s mission is to deliver a competitive and sustainable rate of return to shareholders by exploring for, acquiring and developing oil and natural gas resources vital to the world’s health and welfare. As of year-end 2012, the company had approximately 2.56 billion barrels-equivalent of proved reserves, making it one of the world’s largest independent exploration and production companies. For more information about Anadarko and APC Flash Feed updates, please visit www.anadarko.com.

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Anadarko believes that its expectations are based on reasonable assumptions. No assurance, however, can be given that such expectations will prove to have been correct. A number of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this news release, including Anadarko’s ability to consummate the transaction described in this news release, achieve its production targets, successfully manage its capital expenditures, timely complete and commercially operate the projects and drilling prospects identified in this news release, and achieve production and budget expectations on its mega projects. See “Risk Factors” in the company’s 2012 Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other public filings and press releases. Anadarko undertakes no obligation to publicly update or revise any forward-looking statements.

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ANADARKO CONTACTS

MEDIA:
John Christiansen, john.christiansen@anadarko.com, 832.636.8736
Brian Cain, brian.cain@anadarko.com, 832.636.3404
Christina Ramirez, christina.ramirez@anadarko.com, 832.636.8687

INVESTORS:
John Colglazier, john.colglazier@anadarko.com, 832.636.2306
Jeremy Smith, jeremy.smith@anadarko.com, 832.636.1544
Bill Tedesco, william.tedesco@anadarko.com, 832.636.3375

Anadarko Petroleum Corporation
Certain Items Affecting Comparability

	Quarter Ended September 30, 2013
	Before	After	Per Share
millions except per-share amounts	Tax	Tax	(diluted)
Unrealized gains (losses) on derivatives, net*	$(36)	$(21)	$(0.04)
Gains (losses) on divestitures, net	8	5	0.01
Impairments	(593)	(376)	(0.74)
Third-party well and platform decommissioning obligation	10	6	0.01
Deepwater Horizon settlement and related costs	(5)	(3)	(0.01)
	$(616)	$(389)	$(0.77)

*
For the quarter ended September 30, 2013, before-tax unrealized gains (losses) on derivatives, net includes $(120) million related to commodity derivatives, $74 million related to interest-rate and other derivatives, and $10 million related to gathering, processing, and marketing sales.

	Quarter Ended September 30, 2012
	Before	After	Per Share
millions except per-share amounts	Tax	Tax	(diluted)
Unrealized gains (losses) on derivatives, net*	$(456)	$(290)	$(0.58)
Gains (losses) on divestitures, net	6	3	0.01
Impairments, including unproved properties	(5)	(4)	(0.01)
Algeria exceptional profits tax settlement	(7)	(7)	(0.01)
Deepwater Horizon settlement and related costs	(4)	(3)	(0.01)
	$(466)	$(301)	$(0.60)

*
For the quarter ended September 30, 2012, before-tax unrealized gains (losses) on derivatives, net includes $(437) million related to commodity derivatives, $(14) million related to interest-rate and other derivatives, and $(5) million related to gathering, processing, and marketing sales.

Reconciliation of GAAP to Non-GAAP Measures

Below are reconciliations of cash provided by operating activities (GAAP) to discretionary cash flow from operations (non-GAAP), free cash flow (non-GAAP), and adjusted free cash flow (non-GAAP), as well as net income (loss) attributable to common stockholders (GAAP) to adjusted net income (loss) (non-GAAP) as required under Regulation G of the Securities Exchange Act of 1934. Management uses discretionary cash flow from operations because it is useful in comparisons of oil and gas exploration and production companies as it excludes fluctuations in assets and liabilities. Management uses free cash flow and adjusted free cash flow to demonstrate the Company’s ability to internally fund capital expenditures and to service or incur additional debt. Management uses adjusted net income (loss) to evaluate the Company’s operational trends and performance.

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
millions	2013	2012	2013	2012
Net cash provided by operating activities	$1,779	$2,229	$6,784	$6,119
Add back
Deepwater Horizon settlement and related costs	3	3	9	(10)
Algeria exceptional profits tax settlement	(32)	(501)	(730)	(614)
Change in accounts receivable	11	(58)	(246)	(409)
Change in accounts payable and accrued expenses	248	—	116	486
Change in other items—net	11	121	51	(27)
Discretionary cash flow from operations	$2,020	$1,794	$5,984	$5,545

Anadarko Petroleum Corporation
Reconciliation of GAAP to Non-GAAP Measures

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
millions	2013	2012	2013	2012
Discretionary cash flow from operations	$2,020	$1,794	$5,984	$5,545
Less capital expenditures*	2,298	1,779	5,911	5,378
Free cash flow	$(278)	$15	$73	$167
Collection of Algeria exceptional profits tax receivable	32	501	730	614
Adjusted free cash flow	$(246)	$516	$803	$781

*
Includes Western Gas Partners, LP (WES) capital expenditures of $185 million for the quarter ended September 30, 2013, $139 million for the quarter ended September 30, 2012, $622 million for the nine months ended September 30, 2013, and $360 million for the nine months ended September 30, 2012.

	Quarter Ended		Quarter Ended
	September 30, 2013		September 30, 2012
	After	Per Share	After	Per Share
millions except per-share amounts	Tax	(diluted)	Tax	(diluted)
Net income (loss) attributable to common stockholders	$182	$0.36	$121	$0.24
Certain items affecting comparability	(389)	(0.77)	(301)	(0.60)
Adjusted net income (loss)	$571	$1.13	$422	$0.84

Presented below is a reconciliation of total debt (GAAP) to net debt (non-GAAP). Management uses net debt as a measure of the Company’s outstanding debt obligations that would not be readily satisfied by its cash and cash equivalents on hand.

September 30,
millions	2013
Total debt	$13,647
Less cash and cash equivalents	3,939
Net debt	$9,708

Net debt	$9,708
Stockholders’ equity	22,342
Adjusted capitalization	$32,050

Net debt to adjusted capitalization ratio	30%

Anadarko Petroleum Corporation
(Unaudited)

	Quarter Ended		Nine Months Ended
Summary Financial Information	September 30,		September 30,
millions except per-share amounts	2013	2012	2013	2012
Consolidated Statements of Income
Revenues and Other
Natural-gas sales	$805	$613	$2,547	$1,682
Oil and condensate sales	2,389	2,163	6,761	6,629
Natural-gas liquids sales	325	289	889	913
Gathering, processing, and marketing sales	270	218	750	671
Gains (losses) on divestitures and other, net	64	49	296	106
Total	3,853	3,332	11,243	10,001
Costs and Expenses
Oil and gas operating	277	241	769	732
Oil and gas transportation and other	255	247	763	710
Exploration	272	297	714	1,662
Gathering, processing, and marketing	217	185	638	552
General and administrative	255	285	787	816
Depreciation, depletion, and amortization	996	979	2,958	2,936
Other taxes	294	267	819	970
Impairments	593	4	632	166
Algeria exceptional profits tax settlement	—	7	33	(1,797)
Deepwater Horizon settlement and related costs	5	4	12	15
Total	3,164	2,516	8,125	6,762
Operating Income (Loss)	689	816	3,118	3,239
Other (Income) Expense
Interest expense	177	185	513	561
(Gains) losses on derivatives, net	72	251	(393)	(77)
Other (income) expense, net	(23)	(10)	69	(264)
Total	226	426	189	220
Income (Loss) Before Income Taxes	463	390	2,929	3,019
Income Tax Expense (Benefit)	240	248	1,263	764
Net Income (Loss)	223	142	1,666	2,255
Net Income Attributable to Noncontrolling Interests	41	21	95	67
Net Income (Loss) Attributable to Common Stockholders	$182	$121	$1,571	$2,188
Per Common Share
Net income (loss) attributable to common stockholders—basic	$0.36	$0.24	$3.11	$4.35
Net income (loss) attributable to common stockholders—diluted	$0.36	$0.24	$3.10	$4.34
Average Number of Common Shares Outstanding—Basic	503	500	502	499
Average Number of Common Shares Outstanding—Diluted	505	502	504	501

Exploration Expense
Dry hole expense	$77	$142	$301	$346
Impairments of unproved properties	83	60	122	1,043
Geological and geophysical expense	51	40	111	89
Exploration overhead and other	61	55	180	184
Total	$272	$297	$714	$1,662

Anadarko Petroleum Corporation
(Unaudited)

	Quarter Ended		Nine Months Ended
Summary Financial Information	September 30,		September 30,
millions	2013	2012	2013	2012
Cash Flows from Operating Activities
Net income (loss)	$223	$142	$1,666	$2,255
Depreciation, depletion, and amortization	996	979	2,958	2,936
Deferred income taxes	(28)	(48)	535	95
Dry hole expense and impairments of unproved properties	160	202	423	1,389
Impairments	593	4	632	166
(Gains) losses on divestitures, net	(8)	(6)	(165)	23
Unrealized (gains) losses on derivatives, net	36	456	(359)	539
Deepwater Horizon settlement and related costs	5	4	12	15
Algeria exceptional profits tax settlement	—	7	33	(1,797)
Tronox-related contingent loss	—	—	—	(250)
Certain other nonoperating items	(10)	—	75	—
Other	53	54	174	174
Discretionary Cash Flow from Operations	2,020	1,794	5,984	5,545
Deepwater Horizon settlement and related costs	(3)	(3)	(9)	10
Algeria exceptional profits tax settlement	32	501	730	614
(Increase) decrease in accounts receivable	(11)	58	246	409
Increase (decrease) in accounts payable and accrued expenses	(248)	—	(116)	(486)
Other items—net	(11)	(121)	(51)	27
Net Cash Provided by Operating Activities	$1,779	$2,229	$6,784	$6,119

Capital Expenditures	$2,298	$1,779	$5,911	$5,378

	September 30,	December 31,
millions	2013	2012
Condensed Balance Sheets
Cash and cash equivalents	$3,939	$2,471
Accounts receivable, net of allowance	2,465	2,747
Algeria exceptional profits tax settlement	—	730
Other current assets	736	847
Net properties and equipment	40,485	38,398
Other assets	2,006	1,716
Goodwill and other intangible assets	5,663	5,680
Total Assets	$55,294	$52,589
Current asset retirement obligations	$311	$298
Other current liabilities	4,427	3,696
Long-term debt	13,647	13,269
Deferred income taxes	9,372	8,759
Other long-term liabilities	3,636	4,685
Stockholders’ equity	22,342	20,629
Noncontrolling interests	1,559	1,253
Total Liabilities and Equity	$55,294	$52,589
Capitalization
Total debt	$13,647	$13,269
Stockholders’ equity	22,342	20,629
Total	$35,989	$33,898

Capitalization Ratios
Total debt	38%	39%
Stockholders’ equity	62%	61%

Anadarko Petroleum Corporation
(Unaudited)

Sales Volumes and Prices
	Average Daily Volumes			Sales Volumes			Average Sales Price
		Crude Oil &			Crude Oil &			Crude Oil &
	Natural Gas	Condensate	NGLs	Natural Gas	Condensate	NGLs	Natural Gas	Condensate	NGLs
	MMcf/d	MBbls/d	MBbls/d	Bcf	MMBbls	MMBbls	Per Mcf	Per Bbl	Per Bbl
Quarter Ended September 30, 2013
United States	2,629	152	92	242	14	9	$3.33	$103.15	$38.49
Algeria	—	62	—	—	5	—	—	110.95	—
Other International	—	31	—	—	3	—	—	110.54	—
Total	2,629	245	92	242	22	9	$3.33	$106.05	$38.49

Quarter Ended September 30, 2012
United States	2,499	143	88	231	13	8	$2.67	$94.19	$35.93
Algeria	—	61	—	—	6	—	—	109.70	—
Other International	—	30	—	—	2	—	—	107.42	—
Total	2,499	234	88	231	21	8	$2.67	$99.93	$35.93

Nine Months Ended September 30, 2013
United States	2,655	155	88	725	42	24	$3.51	$98.48	$37.07
Algeria	—	53	—	—	14	—	—	109.20	—
Other International	—	34	—	—	10	—	—	108.53	—
Total	2,655	242	88	725	66	24	$3.51	$102.23	$37.07

Nine Months Ended September 30, 2012
United States	2,487	146	81	681	40	22	$2.47	$99.26	$40.96
Algeria	—	57	—	—	16	—	—	110.46	—
Other International	—	30	—	—	8	—	—	114.21	—
Total	2,487	233	81	681	64	22	$2.47	$103.90	$40.96

	Average Daily Volumes MBOE/d		Sales Volumes MMBOE
Quarter Ended September 30, 2013	775		71
Quarter Ended September 30, 2012	739		68

Nine Months Ended September 30, 2013	773		211
Nine Months Ended September 30, 2012	729		200

Sales Revenue and Commodity Derivatives
	Sales			Commodity Derivatives Gain (Loss)
		Crude Oil &		Natural Gas		Crude Oil & Condensate		NGLs
millions	Natural Gas	Condensate	NGLs	Realized	Unrealized	Realized	Unrealized	Realized	Unrealized
Quarter Ended September 30, 2013
United States	$805	$1,446	$325	$40	$6	$(63)	$(119)	$2	$(7)
Algeria	—	629	—	—	—	(5)	—	—	—
Other International	—	314	—	—	—	—	—	—	—
Total	$805	$2,389	$325	$40	$6	$(68)	$(119)	$2	$(7)

Quarter Ended September 30, 2012
United States	$613	$1,246	$289	$170	$(262)	$21	$(164)	$3	$(11)
Algeria	—	617	—	—	—	6	—	—	—
Other International	—	300	—	—	—	—	—	—	—
Total	$613	$2,163	$289	$170	$(262)	$27	$(164)	$3	$(11)

Nine Months Ended September 30, 2013
United States	$2,547	$4,175	$889	$91	$(5)	$(61)	$(69)	$7	$(7)
Algeria	—	1,566	—	—	—	9	—	—	—
Other International	—	1,020	—	—	—	—	—	—	—
Total	$2,547	$6,761	$889	$91	$(5)	$(52)	$(69)	$7	$(7)

Nine Months Ended September 30, 2012
United States	$1,682	$3,981	$913	$564	$(464)	$36	$77	$6	$18
Algeria	—	1,713	—	—	—	(6)	—	—	—
Other International	—	935	—	—	—	—	—	—	—
Total	$1,682	$6,629	$913	$564	$(464)	$30	$77	$6	$18

Anadarko Petroleum Corporation
Financial and Operating External Guidance
As of November 4, 2013

	4th Qtr			Total Year
	Guidance			Guidance

	Units			Units

Total Sales (MMBOE)	70	—	73	281	—	284

Crude Oil (MBbl/d)	256	—	263	245	—	248

United States	161	—	165	156	—	158
Algeria	57	—	59	54	—	55
Other International	38	—	39	35	—	36

Natural Gas (MMcf/d)

United States	2,550	—	2,600	2,625	—	2,640

Natural Gas Liquids (MBbl/d)

United States	90	—	95	88	—	90

	$ / Unit			$ / Unit
Price Differentials vs NYMEX (w/o hedges)

Crude Oil ($/Bbl)	(1.00)	—	1.00	2.75	—	3.25

United States	(6.00)	—	(2.00)	(1.00)	—	1.00
Algeria	6.00	—	8.00	8.00	—	10.00
Other International	5.00	—	7.00	7.00	—	9.00

Natural Gas ($/Mcf)

United States	(0.15)	—	(0.25)	(0.15)	—	(0.20)

Anadarko Petroleum Corporation
Financial and Operating External Guidance
As of November 4, 2013

	4th Qtr			Total Year
	Guidance			Guidance *

	$ MM			$ MM
Other Revenues
Marketing and Gathering Margin	40	—	50	140	—	150
Minerals and Other	30	—	40	175	—	185

	$ / BOE			$ / BOE
Costs and Expenses
Oil & Gas Direct Operating	4.10	—	4.30	3.75	—	3.85
Oil & Gas Transportation/Other	3.45	—	3.65	3.55	—	3.65
Depreciation, Depletion and Amortization	14.10	—	14.30	13.95	—	14.05
Production Taxes (% of Product Revenue)	8.0%	—	9.0%	8.0%	—	9.0%

	$ MM			$ MM

General and Administrative	275	—	325	1,050	—	1,100
Exploration Expense
Non-Cash	275	—	325	700	—	750
Cash	175	—	225	450	—	500
Interest Expense (net)	175	—	180	685	—	690
Other (Income)/Expense	—	—	20	180	—	200

Tax Rate
Algeria (All current)	45%	—	50%	40%	—	45%
Rest of Company (30% Current for 4Q and FY)	50%	—	60%	45%	—	55%

Avg. Shares Outstanding (MM)
Basic	503	—	505	502	—	503
Diluted	507	—	508	505	—	506

Capital Investment (Excluding Western Gas Partners, LP)	$ MM			$ MM

APC Capital Expenditures	2,100	—	2,300	7,400	—	7,600

* Excludes items affecting comparability

Anadarko Petroleum Corporation
Commodity Hedge Positions (Excluding Natural Gas Basis)
As of November 4, 2013

				Weighted Average Price per barrel
			Volume (MBbls/d)	Floor Sold	Floor Purchased	Ceiling Sold
Crude Oil
Three-Way Collars
2013
	Brent		26	$85.00	$105.00	$125.15

Fixed Price - Financial
2013
	Brent	(Jan-Dec)	61	$108.72
	WTI	(Jan-Dec)	47	$94.43
			108	$102.50

	WTI	(Jul-Dec)	14	$104.36

	WTI	(Aug-Dec)	37	$101.11

	Brent	(Sep-Dec)	8	$110.61

2014
	WTI		51	$96.41

			Volume	Weighted Average Price per MMBtu
			(thousand
			MMBtu/d)	Floor Sold	Floor Purchased	Ceiling Sold
Natural Gas
Three-Way Collars
2014			600	$2.75	$3.75	$5.01

Fixed Price - Financial
2013			1,185	$4.00
2014			600	$4.26

Interest-Rate Derivatives
As of November 4, 2013

Instrument	Notional Amt.	Start Date	Maturity	Rate Paid	Rate Received
Swap	$750 Million	June 2014	June 2024	6.00%	3M LIBOR
Swap	$1,100 Million	June 2014	June 2044	5.57%	3M LIBOR
Swap	$50 Million	Sept. 2016	Sept. 2026	5.91%	3M LIBOR
Swap	$750 Million	Sept. 2016	Sept. 2046	5.86%	3M LIBOR